                                                                    Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 2001 (except with respect to the matter discussed in Note 15, as to which the date is June 8, 2001) included in BioTransplant Incorporated's Annual Report on Form 10-K/A for the year ended December 31, 2000 and to all references to our Firm included in or made part of this Registration Statement.

/s/ Arthur Andersen LLP
Boston, Massachusetts


July 9, 2001